Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT

This THIRD AMENDMENT TO THE AMENDED AND RESTATED ADVISORY AGREEMENT (this “Third Amendment”), effective as of August 12, 2025, is entered into by and between StratCap Digital Infrastructure REIT, Inc. (f/k/a Strategic Wireless Infrastructure Fund II, Inc.), a Maryland corporation (the “Corporation”), SWIF II Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and StratCap Digital Infrastructure Advisors II, LLC (f/k/a Strategic Wireless Infrastructure Fund Advisors, LLC), a Delaware limited liability company (the “Advisor”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Advisory Agreement (as defined below).

WHEREAS, the Corporation, the Operating Partnership and the Advisor are parties to that certain Amended and Restated Advisory Agreement, dated August 18, 2023, as amended by that First Amendment to the Amended and Restated Advisory Agreement, dated October 26, 2023, and that Second Amendment to the Amended and Restated Advisory Agreement, dated October 17, 2024 (as amended, the “Advisory Agreement”); and

WHEREAS, the Corporation, the Operating Partnership and the Advisor desire to amend the Advisory Agreement to clarify the terms regarding certain expense support payments to be made by the Advisor to the Corporation in connection with Organization and Offering Expenses and Private Organization and Offering Expenses.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENT

1.	Amendment to Section 10(c).

Section 10(c) of the Advisory Agreement is hereby amended and restated in its entirety as follows:

“(c)              Notwithstanding the foregoing, the Advisor shall pay for all Organization and Offering Expenses and Private Organization and Offering Expenses (other than the Sales Commissions, Dealer Manager Fees and Distribution Fees) incurred through the date on which the Corporation and the Operating Partnership have raised an aggregate of $200 million in gross offering proceeds in all of their securities offerings (the “Threshold Raise Date”). The Corporation shall reimburse the Advisor for all such Organization and Offering Expenses and Private Organization and Offering Expenses (other than the Sales Commissions, Dealer Manager Fees and Distribution Fees) during the five-year period following the Threshold Raise Date. Any Organization and Offering Expenses and Private Organization and Offering Expenses (other than the Sales Commissions, Dealer Manager Fees and Distribution Fees) that are not reimbursed by the Corporation to the Advisor within five years of the Threshold Raise Date shall be deemed expired, and the Corporation’s obligation to reimburse such amounts to the Advisor shall be cancelled. Any reimbursement to the Advisor pursuant to this Paragraph 10(c) shall be subject to the limitation described in Paragraph 10(a)(i). Any reimbursement payments owed by the Corporation to the Advisor may be offset by the Advisor against amounts due to the Corporation from the Advisor. Cost and expense reimbursement to the Advisor shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Corporation.”

ARTICLE II

MISCELLANEOUS

1.            Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Third Amendment, the terms of this Third Amendment shall control.

2.            Counterparts. The Parties may sign any number of copies of this Third Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Third Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Third Amendment or such other document or instrument, as applicable.

3.            Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment effective as of the date first set forth above.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

By:	/s/ James Condon
Name:	James Condon
Title:	President

SWIF II OPERATING PARTNERSHIP, LP

By: StratCap Digital Infrastructure REIT, Inc., its General Partner

By:	/s/ James Condon
Name:	James Condon
Title:	President

STRATCAP DIGITAL INFRASTRUCTURE ADVISORS II, LLC

By:	/s/ James Condon
Name:	James Condon
Title:	President